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                                                                   EXHIBIT 10.44

                       AMENDMENT NO. 12 TO LEASE AGREEMENT

        This Amendment No. 12 to Lease Agreement ("Twelfth Amendment") is made and entered into this 24th day of January, 2001, by and between DALTEX CENTRE LP, a Delaware limited partnership ("Landlord"), and NETWORK ASSOCIATES, INC., a Delaware corporation, ("Tenant").

        WHEREAS, the predecessors of Landlord and Tenant entered into that certain Standard Office Lease Agreement ("Lease"), dated November 14, 1996, as amended on March 17, 1997, November 24, 1997, March 27, 1998, June 4, 1998, July 21, 1998, November 20, 1998, March 18, 1999, June 3, 1999, October 7, 1999,
March 25, 2000, and July 31, 2000, covering, in the aggregate as of January 1, 2001, approximately 190,677 rentable square feet of space ("Premises") in buildings (the "Buildings") located at (i) 4099 McEwen, (ii) 4101 McEwen, and
(iii) 13465 Midway Road ("13465 Midway"), in Farmers Branch, Texas 75244; and

        WHEREAS, on July 31, 2000, Tenant and Landlord entered into that certain Lease Amendment whereby Tenant expanded its Premises into the Building commonly known as "13465 Midway", and pursuant to Section 14 of such Lease Amendment, part of the equipment which Tenant leased thereunder included two existing emergency back-up generators (the "Generators") located in an enclosure outside of the Building at 13465 Midway, and as a consequence thereof, Tenant now desires to clarify its rights and duties with regard to the Generators and the portion of the Premises wherein such Generators are located; and

        NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, Landlord and Tenant hereby further amend the Lease, as follows:

        1.      GENERATORS; MODIFICATION OF ENCLOSURE WALLS

        As part of Tenant's expansion into 13465 Midway, Tenant acquired from the previous tenant of such leased space two emergency back-up generators located in a separate exterior enclosure/structure (the "Generator Enclosure") located adjacent to the Building commonly known as 13465 Midway. As part of Tenant's construction of the leasehold improvements to 13465 Midway, Tenant will
(i) install one additional Generator in the Generator Enclosure, and (ii) construct certain modifications (the "Modifications") to the existing enclosure walls to the Generator Enclosure wherein the original Generators were located in order to accommodate the new, additional Generator. The Modifications to be made by Tenant to the Generator Enclosure shall conform to the plans and specifications therefor attached hereto as Exhibit B, which plans and specifications have been approved by Landlord. In constructing the Modifications, Tenant must comply with all governmental laws, rules and regulations applicable thereto. Landlord's approval of the plans and specifications for the Modifications shall not be construed as any indication that such plans and specifications comply with applicable laws, such compliance requirement being solely the responsibility of Tenant. The Generators (which shall be defined to include all associated


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equipment, including fuel tanks and piping, wiring and circuit breaker panels)
will be located only in the locations specified in the attached Exhibit A, and none of such Generators shall be relocated from such locations without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. At all times during the term of the Lease, Tenant shall be regarded as the owner of the Generators.

        2.      MAINTENANCE OF GENERATORS AND GENERATOR ENCLOSURE

        Throughout the Lease Term, Tenant will responsible for maintaining and repairing the Generators and Landlord will be responsible for maintaining and repairing the walls and exterior structural elements of the Generator Enclosure, and that portion of the Generator Enclosure where the Generators are located in the same manner as specified in Section 6.1 of the Lease. Landlord shall have no obligation whatsoever to maintain, repair or replace any portion of the Generators. Tenant shall not be responsible for or obligated to maintain, repair or replace that certain generator (and associated equipment) located within the Generator Enclosure, which generator is owned and operated by another tenant in The Centre office complex. In the event that Tenant shall elect to replace any of the Generators, Tenant shall be solely responsible for the cost and obligation to do so. Any alterations to the Generator Enclosure must be first approved by Landlord.

        3.      INSURANCE

        In addition to the insurance required to be maintained by Tenant under
Section 7.201 of the Lease, Tenant shall also be required to obtain and maintain, throughout the Lease Term, environmental insurance on the Generators (including that portion of the Generator Enclosure where the Generators are located) in such amounts and specific types of coverage and endorsements as Landlord shall reasonably specify and require. In that regard, Tenant will name Landlord and the manager of 13465 Midway as additional insureds under such environmental insurance coverage, and Tenant will provide to Landlord a certificate of insurance, in form and substance acceptable to Landlord, indicating such coverage and additional insured endorsement for Landlord and the property manager of 13465 Midway.

        4.      GENERATOR ENCLOSURE PART OF COMMON AREAS

        Hereafter all elements of the Generator Enclosure, and that portion of the Generator Enclosure where the Generators are located are part of the Common Areas for all purposes under the Lease; and therefore, all duties and obligations of the Landlord and the Tenant under the Lease applicable to the Common Areas will hereafter be likewise applicable to such Generator Enclosure.

        5.      GENERATORS ACCEPTED "AS-IS"

        Tenant hereby accepts the Generators and that portion of the Premises in which the Generator Enclosure is located in its "as-is" condition, except for latent defects, and no improvements or alterations to the Generators shall be required by Landlord.


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        6.      RATIFICATION

        Except as amended hereby and by the previous amendments to the Lease, the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Twelfth Amendment to be executed on the date first written hereinabove.


TENANT:                                  LANDLORD:

NETWORK ASSOCIATES, INC.,                DALTEX CENTRE LP,
a Delaware corporation                   a Delaware limited partnership



By: /s/ WALLACE HONG                     By: Daltex Centre (GP) LLC,
   ------------------------------        a Delaware limited liability company,
   Name: Wallace Hong                    general partner
   Title: Vice President
          Corp Real Estate
                                         By: /s/ RON CHERRY
                                            -----------------------------
                                            Name: Ron Cherry
                                            Title: V.P.

                                         By: /s/ JEAN FRANCOIS FOURNIER
                                            -----------------------------
                                            Name:  Jean Francois Fournier
                                            Title:  V.P.


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                                    EXHIBIT A

                             LOCATIONS OF GENERATORS


                                   [GRAPHIC]




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